                   PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                               (Amendment No.   )

      File by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Rule 14a-11(c) or
                 Rule 14a-12

                     ISONICS CORPORATION
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

                  JAMES E. ALEXANDER, PRESIDENT
      -----------------------------------------------------------------------
                    (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate Box:)

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and O-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11:(1)
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

                              ISONICS CORPORATION
                              5906 MCINTYRE STREET
                                GOLDEN, CO 80403

                             ---------------------

                                AUGUST 31, 2000

Dear Shareholders:

    You are cordially invited to attend the Annual Meeting of Shareholders on Wednesday, October 11, 2000, at 10:00 a.m. at the Denver-West Marriott located at 1717 Denver-West Marriott Boulevard, Golden, Colorado 80401 (telephone:
303-279-9100).

    The Board of Directors recommends that all shareholders vote for the election of the nominated directors and for the other proposals presented in this proxy statement.

    Proposals numbered 2 and 3 are for amendments to the Company's 1996 Executives' Equity Incentive Plan and to the Company's 1996 Equity Incentive Plan to increase the amount of shares available under these plans. The Board of Directors believes that these plans are necessary to enable us to provide meaningful equity incentives to attract, motivate, and retain employees. Consequently the Board of Directors recommends that the shareholders vote for ratification of these proposals. Isonics operates in an extremely competitive job market where unemployment is extremely low and where turnover can be very high. In this job market, equity incentive plans are offered by the majority of the public companies with whom we compete for talent. YOUR SUPPORT OF THIS PROPOSAL IS VERY IMPORTANT TO THE FUTURE SUCCESS OF YOUR COMPANY.

    Whether or not you plan to attend the Annual Meeting, PLEASE MARK, SIGN, DATE, AND RETURN your proxy card in the enclosed envelope as soon as possible. This will assure that your stock will be voted in accordance with the instructions you give in your proxy card whether or not you attend the Annual Meeting. You may, of course, attend the Annual Meeting and vote in person even if you have previously sent in your proxy card. IT IS VERY IMPORTANT THAT EVERY SHAREHOLDER VOTE. PLEASE SEND IN YOUR PROXY CARD.

                                          Sincerely yours,

                                          James E. Alexander, PRESIDENT

                              ISONICS CORPORATION

                              5906 MCINTYRE STREET

                                GOLDEN, CO 80403

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON OCTOBER 11, 2000

                             ---------------------

                                                                 August 31, 2000

TO THE SHAREHOLDERS OF ISONICS CORPORATION:

    The Annual Meeting of Shareholders of ISONICS CORPORATION, a California corporation, ("Isonics" or the "Company") will be held at the Denver-West Marriott located at 1717 Denver-West Marriott Blvd., Golden, CO 80401 (telephone: 303-279-9100), on October 11, 2000 at 10:00 a.m. local time, to consider and take action on:

    1. The election of five directors to serve until the next annual meeting of shareholders and until their successors have been elected and qualified.

    2. Amendment of the 1996 Executives' Equity Incentive Plan to increase the number of shares of common stock included to 1,000,000.

    3. Amendment of the 1996 Equity Incentive Plan to increase the number of shares of common stock included to 500,000.

    4. Such other business as may properly come before the meeting, or any adjournments or postponements thereof.

    The discussion of the proposals set forth above is intended only as a summary, and is qualified in its entirety by the information contained in the accompanying Proxy Statement.

    Only holders of record of common stock at the close of business on August 30, 2000, will be entitled to notice of and to vote at this Annual Meeting, and any postponements or adjournments thereof.

    SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON AND THE MANAGEMENT OF THE COMPANY HOPES THAT YOU WILL FIND IT CONVENIENT TO ATTEND.

    Shareholders, whether or not they expect to be present at the meeting, are requested to sign and date the enclosed proxy and return it promptly in the envelope enclosed for that purpose. Any person giving a proxy has the power to revoke it at any time by following the instructions provided in the Proxy Statement.

                                          By Order of the Board of Directors:

                                          James E. Alexander, PRESIDENT

PLEASE DATE, SIGN AND PROMPTLY RETURN YOUR PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES. THE GIVING OF SUCH PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

                             YOUR VOTE IS IMPORTANT

                              ISONICS CORPORATION
                              5906 MCINTYRE STREET
                                GOLDEN, CO 80403

                             ---------------------

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON OCTOBER 11, 2000
                               ------------------

                                                                 August 31, 2000

    This Proxy Statement is being furnished to shareholders of ISONICS CORPORATION ("Isonics" or the "Company") in connection with the solicitation of proxies by and on behalf of the Company's Board of Directors for use at the Annual Meeting of shareholders of the Company (the "Annual Meeting") and at any adjournments or postponements thereof. The Annual Meeting will be held at 10:00 a.m. local time, at the Denver-West Marriott located at 1717 Denver-West Marriott Blvd., Golden, CO 80401 (telephone: 303-279-9100), on October 11, 2000. This Proxy Statement will be first mailed to the shareholders on or before September 8, 2000.

                               VOTING SECURITIES

    Holders of record of the Company's common stock (the "Common Stock") at the close of business on August 30, 2000 (the "Record Date") will be entitled to vote on all matters. On the Record Date, the Company had 10,999,660 shares of Common Stock outstanding and 1,516,667 shares of Series A Convertible Preferred Stock outstanding. The holders of shares of Common Stock and Series A Convertible Preferred Stock are entitled to one vote per share. The Company's voting securities include its outstanding Common Stock and Series A Convertible Preferred Stock.

    A majority of the issued and outstanding shares of the Common Stock entitled to vote, represented in person or by proxy, constitutes a quorum for the transaction of business at the meeting. As described in more detail below, if there is a quorum present the five nominees for the Board receiving the greatest number of affirmative votes will be elected as directors (proposal 1). If a quorum is present, a majority of the shares voting is necessary for the approval of Proposals 2 and 3.

    With respect to the election of directors, shareholders have cumulative voting rights, which means that each shareholder has that number of votes equal to the number of shares held multiplied by the number of directors to be elected. Each shareholder may give all such votes to one candidate or distribute such shareholder's votes among the candidates as the shareholder chooses. However, the right to cumulate votes may not be exercised until the candidate or candidates have been nominated and a shareholder has given notice at the Annual Meeting of the shareholder's intention to vote cumulatively. If any shareholder present at the Annual Meeting gives such notice, all shareholders may cumulate their votes. The candidates receiving the highest number of votes of shares entitled to vote for them, up to the number of directors to be elected, will be elected. Votes withheld will be counted for the purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting, but will have no other legal effect upon the election of directors under California law. The Company seeks discretionary authority to cumulate votes in the event that additional persons are nominated at the Annual Meeting for the election of directors. In the event that cumulative voting is invoked, the proxy holders intend to cast the votes covered by the proxies received by them in such a manner under cumulative voting as they believe will ensure the election of as many of the Company's nominees as possible.

    While there is no definitive statutory or case law authority in California as to the proper treatment of abstentions and broker non-votes, the Company believes that both abstentions and broker non-votes should be counted for purposes of determining whether a quorum is present at the Annual Meeting. Abstentions and broker non-votes will not be counted for the purposes of determining the outcome of the vote on the election of directors or the proposals to amend the 1996 Executives' Equity Incentive Plan (Proposal 2) or the 1996 Equity Incentive Plan (Proposal 3).

    The cost of soliciting proxies will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone or facsimile. The Company does not intend to retain a professional solicitor to assist in the solicitation of proxies.

    Management may, in its discretion, seek an adjournment of the meeting to a specific time and place if a quorum is not present.

    A shareholder who gives his proxy pursuant to this solicitation may revoke it at any time before it is voted either by giving notice of the revocation thereof to the Secretary of the Company, by filing another proxy with the Secretary or by attending the Annual Meeting and voting in person. All properly executed and unrevoked proxies, if received in time, will be voted in accordance with the instructions of the beneficial owners contained thereon.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information regarding the ownership of the Company's Common Stock as of August 30, 2000, by: (i) each nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and
(iv) all those known by the Company to be beneficial owners of more than five percent of its Common Stock.

                                                                     BENEFICIAL OWNERSHIP
                                                              -----------------------------------
BENEFICIAL OWNER                                              NUMBER OF SHARES   PERCENT OF TOTAL
----------------                                              ----------------   ----------------
James E. Alexander (1)......................................     2,076,779             18.8%
Boris Rubizhevsky (2).......................................     1,878,293             17.0%
Stephen J. Burden (3).......................................       289,212              2.6%
Daniel J. Grady (4).........................................       241,769              2.2%
Brantley J. Halstead (5)....................................       141,000              1.3%
Robert H. Cuttriss (6)......................................       307,982              2.8%
Herbert Hegener (7).........................................       178,365              1.6%
Lindsay Gardner (8).........................................       289,761              2.6%
Richard Parker (9)..........................................        40,000              0.4%
Larry Wells (10)............................................       107,241              1.0%
All executive officers and directors as a group (10
  persons). The address for all of the above directors and
  executives officers is:
  5906 McIntyre Street, Golden, CO 80403....................     5,550,402             47.0%
Richard Grossman (11).......................................     1,873,336             17.0%
Anfel Trading (12)..........................................       666,668              5.7%
Eagle-Picher Technologies, LLC (13).........................     3,130,435             28.5%

------------------------

(1) Includes (i) 25,000 shares of Common Stock underlying options which are currently exercisable, (ii) 45,455 shares of Common Stock held in the name of The James & Carol Alexander Family

    Foundation, and (iii) 500,000 shares held by wife Carol, and (iv) 4,000 shares held by son Benjamin Alexander, and (v) 4,000 shares held by son Jonathan Alexander.

(2) Includes (i) 1,781,127 shares of Common Stock held jointly with Mr. Rubizhevsky's wife, (ii) 22,500 shares of Common Stock underlying options which are currently exercisable, and (iii) 33,333 shares of Common Stock underlying 33,333 warrants to purchase Common Stock of Isonics, (iv) 33,333 shares of Common Stock held by wife Nancy Eiden Rubizhevsky, (v) 4,000 shares of Common Stock held by son Zachary Rubizhevsky, (vi) 4,000 shares of Common Stock held by son Ryan Rubizhevsky.

(3) Includes 192,887 shares of Common Stock underlying options of which 146,346 have vested as of August 30, 2000, and which are currently exercisable.

(4) Includes 222,965 shares of Common Stock subject to stock options that are currently exercisable.

(5) Includes 141,000 shares of Common Stock underlying options of which 91,000 have vested as of August 30, 2000, and which are currently exercisable.

(6) Includes (i) 287,982 shares of Common Stock held in the name of Metallurgy International, Inc., in which Dr. Cuttriss and his wife, P. D. Cuttriss, are controlling shareholders, and (ii) 20,000 shares of Common Stock underlying options that are currently exercisable.

(7) Includes 35,000 shares of Common Stock underlying warrants, which are currently exercisable.

(8) Includes 40,000 shares of Common Stock underlying stock options, which are currently exercisable.

(9) Includes 40,000 shares of Common Stock underlying stock options, which are currently exercisable.

(10) Includes 30,000 shares of Common Stock underlying stock options, which are currently exercisable. Also includes 77,241 shares owned by Daystar Partners, L.P. of which an affiliate owned by Mr. Wells is general partner, and in which Mr. Wells owns a 9.9% equity interest.

(11) Includes beneficial ownership of the following shares: (i) 40,000 shares of Common Stock underlying 20,000 shares of Convertible Preferred Stock and 20,000 warrants owned of record and beneficially by Richard Grossman,
    (ii) 40,000 shares of Common Stock underlying 20,000 shares of Convertible Preferred Stock and 20,000 warrants owned of record and beneficially by Orin Hirschman (of which shares Mr. Grossman disclaims beneficial ownership),
    (iii) 1,106,668 shares of Common Stock underlying 553,334 shares of Convertible Preferred Stock and 553,334 warrants owned of record and beneficially by Adam Smith Investment Partners, L.P., (iv) 226,668 shares of Common Stock underlying 113,334 shares of Convertible Preferred Stock and 113,334 warrants owned of record and beneficially by Adam Smith Investments, Ltd., and (v) 500,000 shares of Common Stock underlying 500,000 warrants owned of record and beneficially by Adam Smith & Company, Inc., all as set forth on the Schedule 13D filed by such persons on August 12, 1999. The business addresses of Richard Grossman and Orin Hirschman, and the principal executive offices of Adam Smith Investment Partners, L.P. and Adam Smith & Company, Inc., are located at 101 East 52nd Street, New York, New York 10022. The principal executive offices of Adam Smith Investments, Ltd. are c/o Insinger Fund Administration (BVI) Limited, Tropic Isle Building,
    P.O. Box 438, Road Town, Tortola, British Virgin Islands.

(12) Includes 666,668 shares of Common Stock underlying 333,334 shares of Convertible Preferred Stock and 333,334 warrants. The principal executive offices of Anfel Trading Ltd. are c/o Me. Andre Zolty, 24 Route De Malagnou, 1208 Geneva, Switzerland.

(13) This share ownership results from Eagle-Picher's exercise of a warrant to purchase 4,000,000 shares of our Common Stock at $3.75 per share, which resulted in Eagle-Picher acquiring 3,130,435 shares upon surrender of the warrant. (Eagle-Picher has not accepted our calculation of the number of shares owed, and claims that an additional 155,279 may be due. We are continuing to discuss this with Eagle-Picher.) We paid the warrants to Eagle-Picher in consideration of its obligation to deliver 200 kilograms of silicon-28 to us. If Eagle-Picher does not deliver the full 200 kilograms to us by December 31, 2000, the shares held pursuant to the exercise of the warrants will be proportionately reduced. The principal executive offices of Eagle-Picher Technologies, LLC are located at 250 East Fifth Street, Suite 500, Cincinnati, Ohio 45202.

    The Series A Convertible Preferred Stock ("Series A Stock") consists of 1,830,000 shares issued with a liquidation preference and conversion right of $1.50 per share. Through the record date, 313,333 shares of Series A Stock have elected to convert into Common Stock. The Series A Stock is entitled to dividends or distributions equal to the amount of the dividend or distribution per share of Common Stock payable at such time multiplied by the number of shares of Common Stock then obtainable upon conversion of such Series A Stock. The Redemption Trigger Date for the Series A Stock shall be the business day immediately following the thirtieth consecutive trading day that the average closing price during such trading days (or, if no closing price is reported, the average of the bid and ask prices) of the shares of Common Stock was above $8.00 per share (which minimum price shall be proportionally adjusted for stock splits, stock dividends, reverse stock splits and any other subdivision or combination of the Common Stock). After the Redemption Date, the Company may redeem all or any part of the Series A Stock at its election at any time and from time to time. The Series A Stock is convertible into Common Stock at the option of the holder until the Company, if at all, chooses to redeem such shares on the basis of one share of Common Stock per share of Series A Stock and, until converted, each share of Series A Stock is entitled to one vote at any meeting of the shareholders of the Company.

    The Company knows of no arrangement, the operation of which may, at a subsequent date, result in change in control of the Company.

                       PROPOSAL 1--ELECTION OF DIRECTORS

    The following persons are nominated as directors of the Company for a term of one year and until the election and qualification of their successors:

James E. Alexander           Boris Rubizhevsky            Lindsay A. Gardner
Richard Parker               Larry J. Wells

    These persons will constitute the entire Board of Directors. The person named in the proxy intends to vote for those nominees, each of whom has been recommended for election by the Board of Directors of the Company, unless a shareholder withholds authority to vote for any or all of the nominees. The five nominees receiving the greatest number of affirmative votes will be elected as directors. If any nominee is unable to serve or, for good cause, will not serve, the person named in the proxy reserves the right to substitute another person of his choice as nominee in his place. Each of the nominees has agreed to serve, if elected.

IDENTIFICATION OF DIRECTORS AND EXECUTIVE OFFICERS

    The following table sets forth the names and ages of all the Directors and Executive Officers of Isonics, and the positions held by each such person as of August 30, 2000. The directors each serve until their successors are duly elected and qualified; officers are appointed by, and serve at the pleasure of, the Board of Directors.

NAME                            AGE                              POSITION
----                          --------   --------------------------------------------------------
James E. Alexander..........     51      President, Chief Executive Officer and Chairman of the
                                         Board
Boris Rubizhevsky...........     49      Senior Vice President, Vice Chairman and Director
Daniel J. Grady.............     46      Vice President, Life Sciences
Stephen J. Burden...........     51      Vice President, Semiconductor Materials
Brantley J. Halstead........     43      Chief Financial Officer, Vice President, Finance
Robert Cuttriss.............     51      President of Interpro, Vice President, Zinc Recovery
Herbert Hegener.............     53      Managing Director of Chemotrade
Lindsay A. Gardner (1)(2)...     49      Director
Richard Parker (1)(2).......     56      Director
Larry J. Wells (1)(2).......     57      Director

------------------------

(1) Member of the Compensation Committee.

(2) Member of the Audit Committee.

    Each of the directors holds office until the next annual meeting of shareholders and until his or her successor is elected and qualified or until his or her earlier death, resignation, or removal. Each officer serves at the discretion of the Board.

    Mr. Alexander is our co-founder and has served as our President, Chief Executive Officer and a director since our inception. He has worked full-time for Isonics since January 1994. From June 1972 to December 1993, he worked in a variety of technology positions at General Electric Corporation ("GE") in the aircraft engine and nuclear power businesses, where his last position was Manager of Technology Programs. Mr. Alexander received his Bachelors degree in Metallurgical Engineering from the University of Cincinnati and performed graduate work in materials science there. He earned a Masters degree in Business Administration from Santa Clara University.

    Mr. Rubizhevsky is also a co-founder of Isonics and has been a Senior Vice President and a director since inception and became Vice Chairman in March 1997. From November 1986 through December 1994, he owned and operated SAR Marketing, a consulting firm providing business advice and services to large multinational corporations. From June 1977 to May 1986, Mr. Rubizhevsky worked at General Electric Corporation as Business Development Manager in various international locations. He received his Bachelors degree in Engineering from Stevens Institute of Technology.

    Dr. Grady joined us as Vice President, Medical, Research and Diagnostics in 1995. From March 1994 through September 1995, Dr. Grady was Vice President of Research and Development at Sopha Medical Systems, a medical diagnostic imaging equipment manufacturer. From April 1991 until March 1994, he served as Marketing Manager, Nuclear Energy for General Electric Corporation ("GE"). From May 1988 through March 1991, Dr. Grady served as Software Engineer Manager, Nuclear Medicine for GE in England. From October 1984 through May 1988, he served as Clinical Applications Manager for GE Nuclear Medicine. Between June 1981 and October 1984, he served as Engineering Analysis Section Head for TRW. Dr. Grady received his Bachelors and Masters degrees, and Ph.D. in Nuclear Engineering from the University of Michigan.

    Dr. Burden joined us in 1997 as Director of Research & Development and was promoted to Vice President, Semiconductor Materials effective January 1, 1999. Prior to joining Isonics Dr. Burden was Director of Product Development at sp3, Inc., a manufacturer of diamond-coated tools. From 1984 to 1993, he was Manager of Advanced Materials R&D at GTE Valenite, a subsidiary of GTE Corporation, a manufacturer of cutting tools. From 1974 to 1984, Dr. Burden was employed by General Electric Corporation in various capacities. Dr. Burden received his Ph.D., and Masters of Science degrees, in

Materials Science and Engineering, from Drexel University, and his Bachelors degree in Science Engineering from Northwestern University. Dr. Burden also has an MBA from the University of Michigan.

    Mr. Halstead joined us as Chief Financial Officer in 1999 and was promoted to Vice President, Finance effective January 30, 2000. Most recently,
Mr. Halstead was Chief Financial Officer of Bio-Medical Automation, Inc. (formerly OZO Diversified Automation, Inc.), from 1997 through 1999.
Mr. Halstead also has nine years of management consulting experience, including five years with Deloitte & Touche LLP. Prior to earning his Masters of Business Administration in Finance from the University of Denver, Mr. Halstead worked as a metallurgical engineer. Mr. Halstead received his Bachelors degree in Metallurgical Engineering from the Colorado School of Mines, and his Masters of Accountancy from the University of Denver.

    Dr. Cuttriss has served as the President of Interpro since 1993. Since May 2000, Dr. Cuttriss has also served as Vice President, Zinc Recovery. With 29 years experience in process operations in the mining and metallurgical industries, Dr. Cuttriss' experience includes holding the title of principal consultant and director of Metallurgy International, Inc., from 1983 through 1993. He has undertaken management and technical assignments covering the design, commissioning and operation of mineral treatment plants, technical audits and evaluations, pilot plant testing and process development for projects throughout the world. Dr. Cuttriss received his Bachelors and Ph.D. degrees in Metallurgy from the University of Melbourne and his Masters in Metallurgy from the University of Queensland.

    Mr. Hegener is a co-founder of Chemotrade and has served as the President since its formation in 1991. From 1988 to 1991, Mr. Hegener was with Medgenix Deutschland GmbH-Dusseldorf, and his last position with this firm was Managing Director. From 1973 to 1988, Mr. Hegener worked at the Hempel Group, Dusseldorf, Germany, in various management positions. Mr. Hegener is a specialist in stable and radioactive isotopes. He has degrees in Chemistry and Economics.

    Ms. Gardner was elected a director in September 1993. She has served from 1991 through the present as President of LG Associates, a US-based, management consulting firm providing materials management expertise to foreign company affiliates of US companies in developing countries. During her tenure at LG Associates Ms. Gardner resided in Moscow, Russia from September 1991 to January 1994, when she moved to Beijing, China. As of April 2000, Ms. Gardner resides in Cincinnati, Ohio. From 1977 to 1991, Ms. Gardner worked for General Electric Corporation in a variety of management and functional positions including international marketing, quality assurance and materials. Ms. Gardner received a Bachelors degree in International Economics from The George Washington University Elliott School of International Affairs, and earned a Masters of Business Administration from the University of Louisville.

    Mr. Parker has served as a director since August 1998. Mr. Parker is presently Vice-President of Distribution Sales for Cypress Semiconductor and has held that position since December 1997. Previously, Mr. Parker was Director of Sales for Cypress from April 1984 to December 1997. Prior to joining Cypress, he held various sales and marketing management positions at Fairchild Semiconductor from 1973 to 1984. He received a Bachelors degree in Education from the University of North Dakota.

    Mr. Wells was elected a director of Isonics in January 2000. Since 1989,
Mr. Wells has been a general partner of SVP Management Company, the management company for Sundance Venture Partners, L.P., a venture capital fund. From 1983 to 1989, Mr. Wells served as Vice President of Citicorp Venture Capital then became Senior Vice president of Inco Venture Capital. Mr. Wells is a director of Cellegy Pharmaceuticals, Identix, Inc., as well as several privately held companies. Mr. Wells received his bachelors degree in Economics and earned a masters degree in Business Administration from Stanford University. Mr. Wells was previously a director of Isonics from September 1996 through December 1998.

    There are no significant employees who are not also directors or executive officers as described above. As of April 30, 2000, and subsequently, there were and are no family relationships among the officers, directors or any person chosen by Isonics to become a director or officer. No arrangement exists between any of the above officers and directors pursuant to which any one of those persons was elected to such office or position.

MEETINGS OF THE BOARD AND COMMITTEES

    The Board of Directors held three formal meetings during the fiscal year ended April 30, 2000, and one meeting subsequently, on August 17, 2000, through August 30, 2000. Each director attended all of the formal meetings either in person or by telephone, without exception. In addition, regular communications were maintained throughout the year among all of the officers and directors of the Company and the directors acted by unanimous consent five times during fiscal 2000 and two times subsequently through August 30, 2000. Isonics has standing audit and compensation committees. It does not have a standing nomination committee.

    AUDIT COMMITTEE

    The audit committee was formed in 1996 and held one formal meeting during the fiscal year ended April 30, 2000, and one meeting subsequently through August 30, 2000. Each member of that committee attended each of those meetings in person or by telephone. The responsibilities of the audit committee include:

    - recommending the appointment of independent accountants;

    - reviewing the arrangements for and scope of the audit by independent accountants;

    - reviewing the independence of the independent accountants;

    - considering the adequacy of the system of internal accounting controls and reviewing any proposed corrective actions;

    - reviewing and monitoring Isonics' policies regarding business ethics and conflicts of interest;

    - discussing with management and the independent accountants Isonics' draft annual financial statements and key accounting and reporting matters; and

    - reviewing the activities and recommendations of our accounting department.

    COMPENSATION COMMITTEE

    The compensation committee held two formal meetings during the fiscal year ended April 30, 2000, and no meetings subsequently through August 30, 2000. Each member of that committee attended each of those meetings in person or by telephone. The compensation committee has the authority to review and make recommendations to our board of directors with respect to the compensation of our executive officers.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
                            SECTION 16(a) DISCLOSURE

    Section 16(a) of the Securities Exchange Act of 1934 (the "1934 Act") requires Isonics' directors, executive officers and persons who own more than ten percent of a registered class of Isonics' equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of Isonics. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish Isonics with copies of all Section 16(a) forms they file.

    To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended April 30, 2000, and subsequently, all
Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with exception (or in addition) to the following:

    1. Mr. Rubizhevsky filed a Form 4 in February 2000 reporting a purchase that took place in July 1999. Mr. Rubizhevsky also filed a Form 4 after April 10, 2000 to report a sale of 1,000 shares made in March 2000.

    2.  Mr. Parker filed a Form 3 in February 2000. He became subject to the
       Section 16(a) reporting requirements when he became a director of Isonics in August 1998.

    3. Dr. Cuttriss and his affiliate, Metallurgy International, Inc., jointly filed a Form 3 in February 2000. Dr. Cuttriss became subject to the
       Section 16(a) reporting requirements when he became an executive officer of Isonics in May 1998. A joint filing of two Form 4s was also made in February 2000 reporting transactions that occurred in July 1999 and September 1999, which Dr. Cuttriss amended in May 2000.

    4.  Mr. Halstead filed a Form 3 in February 2000. He became subject to the
       Section 16(a) reporting requirements when he became an executive officer of Isonics in February 1999.

    5.  Dr. Burden filed a Form 3 in February 2000. He became subject to the
       Section 16(a) reporting requirements when he became an executive officer of Isonics in January 1999. Dr. Burden also filed a Form 4 in
       February 2000 reporting a purchase that took place in July 1999.
       Dr. Burden filed a Form 4 after April 10, 2000, reporting an exercise of warrants that occurred in March 2000.

    6.  Mr. Hegener filed a Form 3 in February 2000. He became subject to the
       Section 16(a) reporting requirements when he became an executive officer of Isonics' subsidiary, Chemotrade, Inc., in June 1998. Mr. Hegener filed a Form 4 in February 2000, reporting a warrant acquired in June 1999.
       Mr. Hegener also filed Forms 4 in August 2000 reporting sales that took place in May, June and July of 2000.

    7.  Eagle-Picher Technologies, LLC became subject to the
       Section 16(a) reporting requirements when it became a greater than 10% beneficial owner in December 1999. Eagle-Picher filed a Form 3 in March 2000. Eagle-Picher exercised warrants in March 2000 but, to our knowledge has not yet filed a Form 4 reporting the exercise; Eagle-Picher has also not yet filed an amendment to its Schedule 13D reporting this exercise.

    8. Mr. Paul Catuna, a former executive officer of Isonics, was subject to the reporting requirements of Section 16(a) of the 1934 Act during the course of his employment. Mr. Catuna has filed a Form 4 in February 2000, reporting a stock bonus received in January 1999.

    9. Mr. Wells filed a Form 4 after April 10, 2000, reporting that an affiliated entity exercised warrants in March 2000.

    10. Ms. Gardner filed a Form 4 in May 2000, reporting the exercise of warrants in March 2000.

    In addition to the foregoing, several directors and executive officers filed Form 4s in February 2000, which voluntarily reported the acquisition of certain Common Stock options that are exempt from the reporting requirements pursuant to Rule 16b-3.

    (a) Mr. Alexander voluntarily filed three Form 4s in February 2000 reporting transactions that took place in January, April, and December of 1999. The Board of Directors approved the January and April transactions in minutes effective October 31, 1999.

    (b) Mr. Rubizhevsky voluntarily filed two Form 4s in February 2000 reporting transactions that took place in January and April 1999. The January and April transactions were approved by the Board of Directors in minutes effective October 31, 1999.

    (c) Ms. Gardner voluntarily filed one Form 4 in February 2000 reporting transactions that took place in May and October of 1998.

    (d) Mr. Parker voluntarily filed a Form 4 in February 2000 reporting transactions that occurred in October 1998.

    (e) Mr. Halstead voluntarily filed two Form 4s in February 2000 reporting transactions that took place in April 1999 and in January 2000. The Board of Directors approved these transaction in minutes effective October 31, 1999, and January 30, 2000.

    (f) Dr. Burden voluntarily filed one Form 4 in February 2000 reporting a transaction that took place in April 1999. The Board of Directors approved this transaction in minutes effective October 31, 1999.

    (g) Dr. Grady voluntarily filed two Form 4s in February 2000 reporting transactions that took place in January and April 1999 and were approved by the Board of Directors in minutes effective October 31, 1999.

SHORT-SWING LIABILITY

    On behalf of Metallurgy International, Inc., an affiliate of Dr. Cuttriss, but without authorization from Dr. Cuttriss or Isonics, a broker-dealer sold and purchased shares in July and September of 1999 respectively. With authorization from Dr. Cuttriss and Isonics, Metallurgy International sold additional shares in February and March 2000. As a result, Isonics raised the concern that Dr. Cuttriss may have obtained a short-swing profit which Dr. Cuttriss satisfied, subject to further review after consultation with his personal counsel. Isonics has received an opinion of counsel, which reached the conclusion that "a court would likely not impose liability on [Dr.] Cuttriss for the unauthorized July 1999 and September 1999 transactions under Section 16(b) of the Securities Exchange Act of 1934."

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table sets forth information regarding compensation awarded, paid to, or earned by the chief executive officer and the other principal officers of Isonics for the three years ended April 30, 1998, 1999, and 2000. No other person who is currently an executive officer of Isonics earned salary and bonus compensation exceeding $100,000 during any of those years. This includes all compensation paid to each by Isonics and any subsidiary.

                                                    ANNUAL COMPENSATION           LONG-TERM COMPENSATION AWARDS
                                              -------------------------------   ----------------------------------
                                                                                        AWARDS             PAYOUT
                                                                                -----------------------   --------
                                                                                             SECURITIES
                                                                                   ($)       UNDERLYING
                                    FISCAL      ($)        ($)         ($)      RESTRICTED   OPTIONS &      LTIP      ALL OTHER
NAME AND PRINCIPAL POSITION          YEAR      SALARY     BONUS     OTHER (A)     AWARDS      SARS (#)     PAYOUT    COMPENSATION
---------------------------        --------   --------   --------   ---------   ----------   ----------   --------   ------------
James E. Alexander ..............    1998     204,870          0     60,553(g)        0             0         0            0
 President & CEO                     1999     200,000     50,000     35,016(g)        0        25,000(k)      0            0
                                     2000     212,000    172,549(e)  39,280(h)        0             0         0            0

Boris Rubizhevsky ...............    1998     176,975          0     25,946(g)        0             0         0            0
 Senior Vice President               1999     184,100     45,000     25,404(g)        0        22,500(l)      0            0
                                     2000     191,000    147,670(f)  28,185(i)        0             0         0            0

Daniel J. Grady .................    1998     125,603          0          0           0             0         0            0
 Vice President                      1999     127,188     16,000          0           0        15,625(m)      0            0
                                     2000     125,000     10,271     23,833(j)        0             0         0            0

Stephen J. Burden, ..............    1998         N/A        N/A        N/A         N/A           N/A       N/A          N/A
 Vice President (b)                  1999           0          0          0           0       121,458(n)      0            0
                                     2000     125,000          0     23,452           0             0         0            0

Robert H. Cuttriss ..............    1998         N/A        N/A        N/A         N/A           N/A       N/A          N/A
 President of Interpro (c)           1999      92,872     80,000          0           0        20,000(o)      0            0
                                     2000     104,815          0      3,144           0             0         0            0

Brantley J. Halstead, ...........    1998         N/A        N/A        N/A         N/A           N/A       N/A          N/A
 Vice President (d)                  1999      22,182          0          0           0       116,000(p)      0            0
                                     2000     102,000     16,000      3,870           0        25,000(q)      0            0

------------------------

(a) Excludes other compensation, the aggregate amount of which does not exceed the lesser of $50,000 or 10% of such named Executive Officers' annual compensation.

(b) Dr. Burden became an officer of Isonics effective January 1999.

(c) Interpro was acquired effective April 30, 1998. Prior to May 1, 1998, Dr. Cuttriss was not an Isonics employee. The bonus paid to Dr. Cuttriss in fiscal year 1999 was for back pay accrued prior to the acquisition of Interpro by Isonics.

(d) Mr. Halstead became an officer of Isonics in February 1999, upon his joining the Company as Chief Financial Officer. Mr. Halstead was promoted to Vice President, Finance in January 2000.

(e) Mr. Alexander's amount includes $133,451 for forgiveness of a loan owed to the Company, and $39,098 to pay applicable payroll taxes on a stock bonus granted in January 1999. Please see "CORPORATE LOANS TO OFFICERS."

(f) Mr. Rubizhevsky's amount includes $113,598 for forgiveness of a loan owed to the Company, and $29,072 to pay applicable taxes on stock bonus granted in January 1999, and a $5,000 additional cash bonus. Please see "CORPORATE LOANS TO OFFICERS."

(g) Mr. Alexander's amounts represent $35,016 for interest and taxes payable as a result of a loan in fiscal year 1999, and $60,553 for interest and taxes payable as a result of a loan in fiscal year 1998.

    Mr. Rubizhevsky's amounts represent $25,404 for interest and taxes payable as a result of a loan in fiscal year 1999, and $25,946 for interest and taxes payable as a result of a loan in fiscal year 1998.

(h) Mr. Alexander's amount includes $26,543 for accrued vacation that was paid in December 1999, $9,487 car allowance, and $3,250 employer matching contribution to the Company's 401k plan.

(i) Mr. Rubizhevsky's amount includes $15,005 for accrued vacation that was paid in December 1999, $9,000 car allowance, and $4,180 employer matching contribution to the Company's 401k plan.

(j) Dr. Grady's amount includes $12,020 for accrued vacation that was paid in December 1999, $9,000 car allowance, and $2,813 employer matching contribution to the Company's 401k plan.

(k) Options to purchase 25,000 shares of Common Stock were granted in April 1999 as consideration for delaying salary in March and April 1999, and are currently exercisable at $1 7/16 per share and expire April 26, 2004.

(l) Options to purchase 22,500 shares of Common Stock were granted in April 1999 as consideration for delaying salary in March and April 1999, and are currently exercisable at $1 7/16 per share and expire April 26, 2004.

(m) Options to purchase 15,625 shares of Common Stock were granted in April 1999 as consideration for delaying salary in March and April 1999, and are currently exercisable at $1 7/16 per share and expire April 26, 2004.

(n) Options to purchase 100,000 shares of Common Stock were granted in January 1999 as consideration for Dr. Burden's promotion to vice president in January 1999, with an exercise price of $1.10 per share (of which 50,000 have vested as of August 30, 2000, and continue to vest at a rate of 5%, or 5,000, per quarter).

(o) Options to purchase 21,458 shares of Common Stock were granted in April 1999 as consideration for delaying salary in March and April 1999, and are currently exercisable at $1 7/16 per share and expire April 26, 2004.

(p) Options granted in May 1998 in connection with the acquisition of Interpro by Isonics are currently exercisable at $2.00 per share and expire May 1, 2003. Options to purchase 100,000 shares of Common Stock were granted in February 1999 as consideration for Mr. Halstead joining the Company as Chief Financial Officer, with an exercise price of $2 9/16 per share (of which 50,000 have vested as of August 30, 2000, and continue to vest at a rate of 5%, or 5,000, per quarter). Options to purchase 16,000 shares of Common Stock were granted in April 1999 as consideration for delaying salary in March and April 1999, and are currently exercisable at $1 7/16 per share and expire April 26, 2004.

(q) Options to purchase 25,000 shares of Common Stock were granted in January 2000 as consideration for Mr. Halstead's promotion to Vice President in January 2000, with an exercise price of $7 5/16 per share.

    In October 1996, we adopted an employee benefit plan under Internal Revenue Code Section 401(k). The 401(k) plan is a profit sharing plan under which both employees and Isonics are entitled (at their own discretion) to contribute a portion of compensation and earnings, respectively, to investment funds to supplement employee retirement benefits. On November 1, 1999, the Isonics Corporation 401(k) plan was merged with the Interpro 401(k) plan.

    We do not have written plans to pay bonuses or deferred compensation to our employees except those expressly stated in the following sections.

    We have adopted medical, dental, and life insurance plans for our employees and their dependents at our cost. In some cases, we also provide discretionary disability and other insurance plans for the benefit of our employees.

EMPLOYMENT AGREEMENTS, TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL
  AGREEMENTS

    In September 1997, we entered into employment agreements with James E. Alexander and Boris Rubizhevsky. The agreements have a term of four years and provide for annual salaries of $200,000 and $180,000, respectively, although either Isonics or the individuals may terminate these agreements prematurely in their discretion. By resolution of the Board made on January 30, 2000, both Mr. Alexander and Mr. Rubizhevsky received salary increases commencing February 1, 2000, equal to 20% of their current salary, $240,000 and $216,000, respectively. The salary increases were granted in recognition of their performance for Isonics and the fact that neither Mr. Alexander nor Mr. Rubizhevsky had received salary increases in approximately two and one-half years. Under the agreements, the officer is entitled to receive incentive compensation up to 50% of the officer's annual salary, as we approve, pursuant to such executive compensation plan as we may approve. The agreements provide that upon a termination of employment other than for cause (as defined in the agreements), the officer is entitled to severance compensation of eighteen (18) months of his salary, paid at the same time as salary payments, 25% of the officer's annual prevailing salary, paid upon termination, and in addition all outstanding stock options held by the officer will be accelerated and will become exercisable in full and our right of repurchase will terminate with respect to such shares. The agreements provide for similar accelerated vesting of outstanding stock options upon a change in control of Isonics.

    We have also entered into employment agreements with Dr. Daniel J. Grady and Dr. Stephen J. Burden. The agreements have an indefinite term and provides for at-will employment, terminable at any time by either party. The agreements provide for a rate of annual compensation, which we will review annually. Under the each agreement, Dr. Grady and Dr. Burden are entitled to participate in our standard plans and policies. The agreements also include confidentiality and invention assignment provisions. Additionally, Mr. Herbert Hegener and Dr. Robert Cuttriss are covered by employment agreements extending through the September 2001 and September 2003, respectively.

    Mr. Brantley J. Halstead was hired as Chief Financial Officer in
February 1999. Mr. Halstead has entered into an employment agreement with us. The agreement has an indefinite term and provides for at-will employment, terminable at any time by either party. The agreement provided for an initial rate of annual compensation of $96,000, and annual reviews. Under the agreement, Mr. Halstead is entitled to participate in our standard plans and policies. The agreement also includes confidentiality and invention assignment provisions.
Mr. Halstead received a raise to $120,000 effective February 1, 2000.

STOCK OPTIONS AND OPTION PLANS

    We grant options to executive officers, employees and consultants under the following plans (collectively the "Plans"):

(a) 1996 Stock Option Plan which has been terminated, but as to which, there are options outstanding.

(b) 1996 Executives' Equity Incentive Plan (the "Executives' Plan") authorized the grant of options to purchase 225,000 stock options, which after being adjusted for stock splits that occurred following the adoption of the plan resulted in 570,000 shares (1,000,000 shares if Proposal No. 2 is approved). The options granted may be either incentive stock options if they meet the requirements of Section 422 of the Internal Revenue Code, or non-qualified stock options. The directors approved this plan in September 1996 and the shareholders in October 1996.

(c) 1996 Equity Incentive Plan (the "Employees' Plan") authorized the grant of options to purchase 50,000 stock options, which after being adjusted for stock splits that occurred following the adoption of the plan resulted in 150,000 shares (500,000 shares if Proposal No. 3 is approved). The options granted may be either incentive stock options if they meet the requirements of Section 422 of the Internal Revenue Code, or non-qualified stock options. The directors approved this plan in September 1996 and the shareholders in October 1996.

(d) 1998 Employee Stock Purchase Plan (the "Stock Purchase Plan") authorized employee purchase of up to 200,000 shares of Isonics Common Stock. The directors approved this plan in August 1998, and the shareholders in October 1998.

    As of August 30, 2000, options to purchase a total of 365,583 shares, 104,500 shares, and 358,769 shares respectively, were outstanding under the Executives' Plan, Employees' Plan, and 1996 Stock Option Plan, and options to purchase 189,417, 9,862, and 0 shares, respectively, remained available for grant.

    Except for the Director's Plan, we have not adopted any other stock option or stock appreciation rights plan. See "COMPENSATION OF DIRECTORS."

OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

    The following options were granted to executive officers named in the compensation table during the fiscal year ended April 30, 2000. We did not grant any stock appreciation rights to any person during fiscal year 2000, or subsequently. There were no exercises of options or SARs by executive officers named in the compensation table during the fiscal year ended April 30, 2000.

                                             NUMBER OF       PERCENT OF
                                             SECURITIES    TOTAL OPTIONS/
                                             UNDERLYING     SARS GRANTED
                                            OPTIONS/SARS    TO EMPLOYEES    EXERCISE PRICE
NAME AND PRINCIPAL POSITION                 GRANTED (#)    IN FISCAL YEAR       ($/SH)       EXPIRATION DATE
---------------------------                 ------------   --------------   --------------   ---------------
James E. Alexander
  President & CEO.........................          0            0.0%                N/A               N/A
Boris Rubizhevsky
  Senior Vice President...................          0            0.0%                N/A               N/A
Daniel J. Grady
  Vice President..........................          0            0.0%                N/A               N/A
Stephen J. Burden
  Vice President (a)......................          0            0.0%                N/A               N/A
Robert H. Cuttriss
  President of Interpro...................          0            0.0%                N/A               N/A
Brantley J. Halstead
  Vice President..........................     25,000           28.7%        $    7 5/16     January 2005

------------------------

(a) Does not include 33,333 warrants obtained in a private transaction completed in July 1999, and exercised in March 2000.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
  VALUES

    No officer exercised employee stock options during the fiscal year ended April 30, 2000, or subsequently.

    The following table sets forth information regarding the year-end value of options being held by the Chief Executive Officer and the other such named officers and persons on April 30, 2000.

                                                              NUMBER OF SECURITIES
                                                             UNDERLYING UNEXERCISED     VALUE OF UNEXERCISED IN-
                                     SHARES                       OPTIONS/SARS           THE-MONEY OPTIONS/SARS
                                  ACQUIRED ON     VALUE         AT APRIL 30, 2000           AT APRIL 30, 2000
NAME AND PRINCIPAL POSITION       EXERCISE (#)   REALIZED   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
---------------------------       ------------   --------   -------------------------   -------------------------
James E. Alexander
  President & CEO (a)...........       0            0                  25,000/0                 $53,125.00/$0
Boris Rubizhevsky
  Senior Vice President
  (a) (b).......................       0            0                  22,500/0                 $47,812.50/$0
Daniel J. Grady
  Vice President (a)............       0            0                 222,965/0                $651,851.78/$0
Stephen J. Burden
  Vice President (c)............       0            0            78,599/114,288             $166,991/$257,822
Robert H. Cuttriss
  President of Interpro.........       0            0                  20,000/0                    $31,350/$0
Brantley J. Halstead
  Vice President................       0            0             86,000/55,000             $321,125/$140,938

------------------------

(a) Does not include 45,455 shares of Common Stock awarded to Mr. Alexander, 36,364 shares of Common Stock awarded to Mr. Rubizhevsky, and 14,545 shares of Common Stock awarded to Dr. Grady in January 1999. These were stock grants and not grants of stock options.

(b) Does not include 33,333 warrants obtained in a private transaction completed in July 1999.

(c) Does not include 33,333 warrants obtained in a private transaction completed in July 1999, and exercised in March 2000.

LONG TERM INCENTIVE COMPENSATION PLANS, AND DEFINED BENEFIT AND ACTUARIAL PLANS

    Isonics has no long term incentive compensation plans, defined benefit plans, or actuarial plans.

COMPENSATION OF DIRECTORS

    The directors of Isonics were not compensated for their services during fiscal year 1999, or subsequently during calendar year 1999. However, each director was reimbursed for travel and related expenses associated with Board of Directors' meetings. In January 2000, it was agreed to compensate non-employee directors $2,000 for attending Board of Directors' meetings in person and $500 for attending Board of Directors' meetings telephonically beginning January 1, 2000.

    The 1998 Directors' Plan (the "Directors' Plan") authorized each person serving as a member of the Board who is not an employee of Isonics to receive options to purchase 20,000 shares of Isonics Common Stock when such person accepts his position as a Director and to receive an additional option to purchase 10,000 shares when such person is re-elected as a Director provided such person is not an employee of Isonics. The exercise price for the options is the Fair Market Value (as defined in the Executives' Plan) on the date such person becomes a director and the options are exercisable for five years from such date. The options granted under the Directors' plan vest immediately upon the date of the grant. In the event a Director resigns or is not re-elected to the Board, failure to exercise the options in three months results in the options' termination prior to the expiration of their term. Although the Directors adopted the plan in 1998, the Board formalized the plan by resolution in January 2000.

    Under the Directors' Plan the following individuals have been granted options:

    (a) On May 21, 1998, Lindsay Gardner received 20,000 options exercisable at $2.3750 per share through May 21, 2003.

    (b) On August 1, 1998, Richard Parker received 20,000 options exercisable at $1.65 per share through August 1, 2003.

    (c) On October 5, 1998, as a result of their re-election to the Board of Directors Ms. Gardner and Mr. Parker each received options to acquire an additional 10,000 shares exercisable at $1.1875 per share through October 5, 2003.

    (d) On January 30, 2000, Larry J. Wells received 20,000 options exercisable at $7.3125 per share through January 29, 2005.

    (e) On April 26, 2000, following their re-election as directors at our annual meeting of shareholders, we granted options to purchase 10,000 shares to each of Ms. Gardner and Messrs. Parker and Wells. These options are exercisable at $6.125 per share through April 26, 2005.

    As of April 30, 2000, options to purchase a total of 110,000 shares were outstanding under the Directors Plan. We do not have any other arrangements pursuant to which we compensate the Directors for acting in their capacities as such.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    The following sets out information regarding transactions between officers, directors and significant shareholders of the Company during the most recent two fiscal years and during the subsequent fiscal year.

CORPORATE LOANS TO OFFICERS

    During the fiscal years ended April 30, 1998, 1999, and 2000, we had loans outstanding to two officers. The funds had been advanced to the officers to allow them to exercise options prior to our Initial Public Offering. The options were exercised in September 1996, in part, to allow us to establish a pool of shares available for future awards pursuant to the Plans in amounts that comply with the guidelines established by certain state blue sky authorities. Interest was charged on these loans at a rate of 6.6% per annum. In minutes effective October 31, 1999 and January 30, 2000, the Board of Directors agreed to forgive a portion of the current interest and principal due and to accept Isonics Common Stock, owned by the officers, in payment of the remaining balance owed. The amount owed by Mr. Alexander, that was forgiven by the Board of Directors, in October 1999, was $74,038.54. The amount owed by Mr. Rubizhevsky, that was forgiven by the Board of Directors, in October 1999, was $60,534.23. In both cases the amount forgiven was treated as bonus compensation to Mr. Alexander and Mr. Rubizhevsky. Mr. Alexander and Mr. Rubizhevsky surrendered 30,437 shares of Isonics Common Stock each to pay off $175,012.33 in accumulated interest and principal ($10,012.33 in interest and $165,000.00 in principal each). As of

April 30, 2000 we had no loans receivable outstanding with our officers or employees. Please refer to the following schedule.

                                                            JAMES E. ALEXANDER     BORIS RUBIZHEVSKY
                                                             PRESIDENT & CEO     SENIOR VICE PRESIDENT
                                                            ------------------   ---------------------
Balance as of May 1, 1997.................................      $198,570.46           $167,570.46
FY 1998 Borrowings (a)....................................        86,662.35             59,812.86
FY 1998 Repayments (a)....................................        53,207.42              4,040.88
                                                                -----------           -----------
Balance as of April 30, 1998..............................      $232,025.39           $223,342.44
FY 1999 Borrowings (a)....................................         8,360.78              3,750.51
FY 1999 Repayments (a)....................................         4,025.79              3,767.73
                                                                -----------           -----------
Balance as of April 30, 1999..............................      $236,360.38           $223,325.22
FY 2000 Borrowings (a)....................................         7,690.49              7,221.34
FY 2000 Repayments (a)(b).................................       244,050.87            230,546.56
                                                                -----------           -----------
Balance as of April 30, 2000..............................      $      0.00           $      0.00

------------------------

(a) Includes interest accrued and paid. Amounts are aggregated.

(b) Includes amounts forgiven, as described above.

CORPORATE LOANS FROM OFFICERS AND EMPLOYEES

    On occasion during the fiscal years ended April 30, 1998, 1999, and 2000, officers and employees of Isonics loaned Isonics funds. The following schedules summarize these borrowing and repayments.

                                           BALANCE AS OF      FY 1998          FY 1998        BALANCE AS OF
NAME AND PRINCIPAL POSITION                 MAY 1, 1997    BORROWINGS (A)   REPAYMENTS (A)   APRIL 30, 1998
---------------------------                -------------   --------------   --------------   ---------------
James E. Alexander ......................   $      0.00     $ 25,000.00       $ 25,000.00         $0.00
  President & CEO
Boris Rubizhevsky .......................   $      0.00     $      0.00       $      0.00         $0.00
  Senior Vice President
Daniel J. Grady .........................   $      0.00     $ 15,600.00       $ 15,600.00         $0.00
  Vice President
Stephen J. Burden .......................   $      0.00     $ 86,821.92       $ 86,821.92         $0.00
  Vice President (b)
Lindsay Gardner .........................   $      0.00     $122,880.28       $122,880.28         $0.00
  Director (c)
Jacques J. Delente (d) ..................   $150,000.00     $ 13,020.55       $163,020.55         $0.00

------------------------

(a) Includes interest accrued and paid through April 30, 1998. Amounts are aggregated.

(b) Dr. Burden was also granted warrants exercisable for 40,951 shares of Common Stock issued in connection with a private placement (the "Placement I") of 12% nonconvertible promissory notes and warrants to purchase Isonics Common Stock in September 1997.

(c) Ms. Gardner was also granted warrants exercisable for 91,001 shares of Common Stock issued in connection with Placement I of 12% nonconvertible promissory notes and warrants to purchase Isonics Common Stock in September 1997.

(d) Dr. Delente was also granted warrants exercisable for 122,853 shares of Common Stock issued in connection with Placement I of 12% nonconvertible promissory notes and warrants to purchase Isonics Common Stock in September 1997.

                                           BALANCE AS OF      FY 1999          FY 1999        BALANCE AS OF
NAME AND PRINCIPAL POSITION                 MAY 1, 1998    BORROWINGS (A)   REPAYMENTS (A)   APRIL 30, 1999
---------------------------                -------------   --------------   --------------   ---------------
James E. Alexander ......................      $0.00         $     0.00       $     0.00        $     0.00
  President & CEO
Boris Rubizhevsky .......................      $0.00         $44,290.20       $     0.00        $44,290.20
  Senior Vice President
Daniel J. Grady .........................      $0.00         $47,100.00       $47,100.00        $     0.00
  Vice President
Stephen J. Burden .......................      $0.00         $     0.00       $     0.00        $     0.00
  Vice President
Lindsay Gardner .........................      $0.00         $     0.00       $     0.00        $     0.00
  Director
Jacques J. Delente ......................      $0.00         $93,000.00       $48,000.00        $45,000.00

------------------------

(a) Includes interest accrued and paid through April 30, 1999. Amounts are aggregated.

                                           BALANCE AS OF      FY 2000          FY 2000        BALANCE AS OF
NAME AND PRINCIPAL POSITION                 MAY 1, 1999    BORROWINGS (A)   REPAYMENTS (A)   APRIL 30, 2000
---------------------------                -------------   --------------   --------------   ---------------
James E. Alexander ......................   $     0.00       $     0.00       $     0.00          $0.00
  President & CEO
Boris Rubizhevsky .......................   $44,290.20       $ 8,858.04       $53,148.24          $0.00
  Senior Vice President (b)
Daniel J. Grady .........................   $     0.00       $     0.00       $     0.00          $0.00
  Vice President
Stephen J. Burden .......................   $     0.00       $57,500.00       $57,500.00          $0.00
  Vice President (c)
Lindsay Gardner .........................   $     0.00       $     0.00       $     0.00          $0.00
  Director
Jacques J. Delente ......................   $45,000.00       $13,500.00       $58,500.00          $0.00

------------------------

(a) Includes interest accrued and paid through April 30, 2000. Amounts are aggregated.

(b) Mr. Rubizhevsky's note to Isonics was converted into 66,666 shares of Common Stock underlying 33,333 shares of Series A Convertible Preferred Stock and 33,333 warrants issued in connection with a second private placement (the "Placement II") of Series A Convertible Preferred Stock and warrants to purchase Isonics Common Stock on July 30, 1999.

(c) Dr. Burden's note to Isonics was converted into 66,666 shares of Common Stock underlying 33,333 shares of Series A Convertible Preferred Stock and 33,333 warrants issued in connection with Placement II on July 30, 1999.

    Mr. Hegener had a loan payable to him from Isonics in the amount of $438,314 resulting from the 1998 purchase of Chemotrade by Isonics. Isonics issued to Mr. Hegener 35,000 warrants to purchase Common Stock at $3.00 per share through June 30, 2004, to compensate him for a late loan payment.

    COMPENSATION AGREEMENTS. Please refer to the prior section, "Item 10. Executive Compensation," describing the employment agreements between the Company and Messrs. Alexander, Rubizhevsky, Halstead, and Hegener, and Drs. Grady, Burden, and Cuttriss. Also described in this section is the directors' compensation policy.

    PURCHASE OF PREFERRED STOCK, COMMON STOCK AND WARRANTS. Please refer to the prior section, "Item 11. Security Ownership of Certain Beneficial Owners and Management," for more information regarding purchases of equity instruments by management and directors.

    SHORT SWING LIABILITY. On behalf of Metallurgy International, Inc., an affiliate of Dr. Cuttriss, but without authorization from us or Dr. Cuttriss, a broker-dealer sold and purchased shares of Isonics common Stock in July and September of 1999 respectively. With our authorization and that from Dr. Cuttriss, Metallurgy International sold additional shares in February and March 2000. As a result, we raised the concern that Dr. Cuttriss may have obtained a short-swing profit which Dr. Cuttriss satisfied, subject to further review after consultation with his personal counsel. We have received an opinion of counsel, which reached the conclusion that "a court would likely not impose liability on [Dr.] Cuttriss for the unauthorized July 1999 and September 1999 transactions under Section 16(b) of the Securities Exchange Act of 1934."

            AMENDMENT OF THE 1996 EXECUTIVES' EQUITY INCENTIVE PLAN
                                (PROPOSAL NO. 2)
                                      AND
                  AMENDMENT OF THE 1996 EQUITY INCENTIVE PLAN
                                (PROPOSAL NO. 3)
              YOUR BOARD RECOMMENDS A VOTE "FOR" THE AMENDMENT OF
                   THE 1996 EXECUTIVES' EQUITY INCENTIVE PLAN
                                      AND
                             "FOR" THE AMENDMENT OF
                         THE 1996 EQUITY INCENTIVE PLAN

    THE 1996 EXECUTIVES' EQUITY INCENTIVE PLAN. The 1996 Executives' Equity Incentive Plan (the "Executives' Plan") was adopted by the Board of Directors in November 1996 and ratified by the shareholders of the Company at the 1997 Annual Meeting. The purpose of the Executives' Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company and its subsidiaries, by offering them an opportunity to participate in the Company's future performance through awards of stock options, restricted stock and stock bonuses. The proposed amendment will increase from 570,000 to 1,000,000 the number of shares reserved for issuance under the Executives' Plan. As of August 30, 2000, 189,417 shares or options remain issuable under the Executives' Plan.

    THE 1996 EQUITY INCENTIVE PLAN. The 1996 Equity Incentive Plan (the "Employees' Plan") was adopted by the Board of Directors in November 1996 and ratified by the shareholders of the Company at the 1997 Annual Meeting. As the case of the Executives' Plan, the purpose of the Employees' Plan is to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company and its subsidiaries, by offering them an opportunity to participate in the Company's future performance through awards of stock options, restricted stock and stock bonuses. The proposed amendment will increase from 150,000 to 500,000 the number of shares reserved for issuance under the Employees' Plan. As of August 30, 2000, only 9,862 shares or options remain issuable under the Employees' Plan.

    RECOMMENDATION OF THE BOARD. At the Annual Meeting, the shareholders are being requested to ratify the amendments to increase the number of shares available under the Executives' Plan to 1,000,000 (an increase of 430,000 shares, Proposal No. 2) and to increase the number of shares available under the Employees' Plan to 500,000 (an increase of 350,000, Proposal No. 3).

    Your Board recommends amending both of the Plans to increase the number of shares reserved for issuance under the plans. These amendments will allow the Compensation Committee of the Board and the Board itself to issue options and stock bonuses, and to provide for the issuance of restricted stock to executives and employees of the Company to encourage them to continue to share in the growth and prosperity of the Company.

    The affirmative vote of the holders of a majority of the shares of the Company's Common Stock present, or represented and entitled to vote at the Annual Meeting, will be required to ratify the adoption of both Proposals. If only one Proposal is adopted, that Proposal will be implemented regardless of whether the other Proposal is adopted.

    The Board of Directors believes that the Executives' Plan and the Employees' Plan each continues to be necessary to allow the Company to provide meaningful equity incentives to attract, motivate and retain executives and employees. Consequently, THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE

    FOR PROPOSAL NO 2 TO INCREASE THE NUMBER OF SHARES INCLUDED IN THE EXECUTIVES' PLAN; AND

    FOR PROPOSAL NO 3 TO INCREASE THE NUMBER OF SHARES INCLUDED IN THE EMPLOYEES' PLAN.

PROXIES SOLICITED BY THE BOARD WILL BE VOTED FOR THIS PROPOSAL UNLESS
  SHAREHOLDERS SPECIFY OTHERWISE IN THOSE PROXIES.

    REASONS FOR RECOMMENDATION. Isonics operates in an extremely competitive high tech job market where unemployment is extremely low and where turnover can be very high. In this job market, stock option and other equity incentive plans are offered by the majority of the firms with whom the Company competes for talent.

    SUMMARY OF THE PLANS. The terms of both the Executives' Plan and the Employees' Plan are similar. A summary of the principal provisions of the Plans is set forth below.

    PURPOSE. The purpose of each of the Plans is to attract and retain the best available personnel, to provide additional incentives to the employees of the Company and its subsidiaries, to promote the success of the Company's business and to enable the executives and employees to share in the growth and prosperity of the Company by providing them stock options, stock bonuses, and restricted stock awards.

    ADMINISTRATION. The Executives' Plan and the Employees' Plan are each administered by a committee of the Board of Directors formed pursuant to the Executives' Plan (the "Committee"). Currently the members of the Committee are Lindsay Gardner, Richard Parker, and Larry Wells, all outside (non-employee) directors who are not eligible to participate in the Executives' Plan. All questions of interpretation of the Executives' Plan or the Employees' Plan are determined in the sole discretion of the Committee, and its determinations are final and binding upon all participants.

    ELIGIBILITY. Incentive stock options may be granted only to employees (including officers and directors who are also employees) of the Company or of a subsidiary. All other awards may be granted to employees, officers, directors, consultants, independent contractors and advisors of the Company or any subsidiary provided such consultants, contractors and advisors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction.

    PURCHASE PRICE. The exercise price for incentive stock options issued under the plan must be no less than 100% of the market price of the Company's common stock on the date the options are granted; non-qualified stock options can be issued with an exercise price no less than 85% of the fair market value of the Common Stock. The purchase price of shares sold under either of the Plans pursuant to a restricted stock award must be at least 85% of the fair market value of the shares on the date the restricted stock award is granted. Stock bonuses issued to persons under either of the Plans will be treated as compensation to the recipient based on the current fair market value of the shares. The determination of the fair market value of the shares on a grant date is based upon the price at which the shares are traded on the public market.

    CAPITAL CHANGES. In the event any change is made in the Company's capitalization, such as a stock split or stock dividend, which results in an increase or decrease in the number of outstanding shares of common stock without receipt of consideration by the Company, appropriate adjustments will be made by the Board of Directs in the shares subject to purchase under the Executives' Plan or the Employees' Plan and in the purchase price per share.

    NON-ASSIGNABILITY. No person receiving any options or rights under the Executives' Plan or the Employees' Plan may pledge, assign or transfer the options or rights for any reason. Shares issued under the Executives' Plan or the Employees' Plan, or upon the exercise of an option issued under either Plan can only be transferred in accordance with the requirements of federal and applicable state securities laws.

    AMENDMENT AND TERMINATION OF THE PLANS. The Board may at any time terminate or amend the Executives' Plan or the Employees' Plan in any respect; provided, however, that the Board will not, without the approval of the shareholders of the Company, amend either Plan in any manner that requires such shareholder approval pursuant to the Internal Revenue Code, the Securities Exchange Act of 1934, or the regulations promulgated thereunder as such provisions apply to plans such as the Executives' Plan or the Employees' Plan.

    FEDERAL TAX INFORMATION. The grant or exercise of a stock option pursuant to any of the Option Plans, the purchase of stock pursuant, the receipt of a stock bonus or a restricted stock award, or the sale of the Common Stock received each is a taxable event with ramifications under the federal Internal Revenue Code of 1986 and under applicable state laws. There are no federal income tax consequences to the Company upon the grant of options. Stock bonuses are treated as the payment of compensation to the recipient. The Company is currently entitled to a deduction to the extent amounts are taxed as ordinary income to a participant.

    The foregoing is only a summary of the effect of federal income taxation upon the participant and the Company with respect to shares purchased under the Executives' Plan and does not purport to be complete, and does not discuss the income tax laws of any municipality, state or foreign country in which a participant may reside.

INDEPENDENT AUDITORS

    The independent accounting firm of Grant Thornton LLP was selected by the Board of Directors with respect to the audit of the consolidated financial statements of the company for the fiscal year ending April 30, 2000, as well as many prior fiscal years. A representative of Grant Thornton LLP is expected to be present at the annual meeting.

                          PROPOSALS FROM SHAREHOLDERS

    The Company expects to hold its Fiscal Year 2001 Annual Meeting of Shareholders in October or November, 2001. Proposals from shareholders intended to be presented at the next Annual Meeting of shareholders should be addressed to the Company at Isonics Corporation, Attention: Corporate Secretary, 5906 McIntyre Street, Golden, CO 80403 and must be received by the Company by June 30, 2001. Upon receipt of any such proposal, the Company shall determine whether or not to include any such proposal in the Proxy Statement and proxy in accordance with applicable law. It is suggested that such proposals be forwarded by Certified Mail-Return Receipt Requested.

                         ANNUAL REPORT TO SHAREHOLDERS

    This proxy statement is being accompanied by the Company's annual report to shareholders. The annual report to shareholders does include the audited financial statements for the Company.

        ANNUAL REPORT ON FORM 10-KSB AND QUARTERLY REPORT ON FORM 10-QSB

    THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED
APRIL 30, 2000, AND OTHER REPORTS FILED BY ISONICS UNDER THE SECURITIES EXCHANGE ACT OF 1934, ARE AVAILABLE TO ANY SHAREHOLDER AT NO COST UPON REQUEST TO:
CORPORATE SECRETARY, 5906 MCINTYRE STREET, GOLDEN, CO 80403, OR BY TELEPHONE:
(303) 279-7900.

                                 OTHER MATTERS

    Management does not know of any other matters to be brought before the meeting. Should any other matter requiring a vote of shareholders arise at the meeting, the persons named in the proxy will vote the proxies in accordance with their best judgment.

                                          By Order of the Board of Directors:
                                          ISONICS CORPORATION
                                          James E. Alexander, PRESIDENT

                              ISONICS CORPORATION
                              5906 MCINTYRE STREET
                                GOLDEN, CO 80403

PROXY     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints James E. Alexander and Boris Rubizhevsky, or either one of them, as Proxy, each with the power to appoint his substitute, and hereby authorizes them to vote, as designated below, all of the shares of Common Stock or Preferred Stock of ISONICS CORPORATION held of record by the undersigned on August 30, 2000, at the Annual Meeting of Shareholders to be held on October 11, 2000 and at any adjournments or postponements thereof.

1.   ELECTION OF DIRECTORS  FOR all nominees listed below                       WITHHOLD AUTHORITY
                            (EXCEPT AS MARKED TO THE CONTRARY BELOW) / /        TO VOTE FOR ALL NOMINEES LISTED BELOW / /

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE MARK THE BOX NEXT TO THE NOMINEE'S NAME BELOW.)

    James E. Alexander / /    Boris Rubizhevsky / /    Lindsay A. Gardner / /
               Richard Parker / /               Larry J. Wells / /

2.  AMENDMENT OF 1996 EXECUTIVES' EQUITY INCENTIVE PLAN

            / /  FOR            / /  AGAINST            ABSTAIN/ /

3.  AMENDMENT OF 1996 EQUITY INCENTIVE PLAN

            / /  FOR            / /  AGAINST            ABSTAIN/ /

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                                     (OVER)

    This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted for the election as directors of all nominees and will abstain from voting on all other matters.

    Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

    Please check here if you plan to attend the Annual Meeting: / /

                                                              Date: , 2000

                                                              Signature

                                                              Signature if held jointly

                  PLEASE MARK, SIGN, DATE AND RETURN THE PROXY
                     CARD PROMPTLY IN THE ENCLOSED ENVELOPE